SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2020

BIOELIFE CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-144944	98-0514250
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

12340 Seal Beach Blvd. Suite B-190 Seal Beach, CA 90740
(Address of principal executive offices)
(702) 866-2500
(Registrant’s Telephone Number)

U.S. Lithium Corp.

(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          .    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          .    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          .    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of Direct Financial Obligation.

On March 4, 2020 U. S. Lithium Corp. (the “Company”) concluded a loan agreement (the “Agreement”) with Catanga International S.A. (CI), a company based in Belize. The Company issued to CI an unsecured, convertible promissory note for $100,000. The note is for a term of one year and bears interest at the rate of 10% per annum. At the election of the holder the note may be converted into common shares in the Company at a 30% discount to the then trading price of the Company’s stock.

The foregoing summary of the note issued by the Company to CI is qualified by reference to the full text of the agreement, which is filed as Exhibit 2.03 hereto and incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation

Pursuant to the definitive information statement filed with the Commission on February 10, 2020, and pursuant to the approval of a majority of our shareholders and our board of directors, the Company amended its Articles of Incorporation on March 3, 2020, changing its name from U.S. Lithium Corp. to BioELife Corp. This change was effective March 3, 2020 as reflected in the Certificate of Amendment with the State of Nevada, a copy of which is attached hereto as Exhibit 5.03 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

2.03	Unsecured Convertible Promissory Note issued to Catanga International S.A.
5.03	Certificate of Amendment to Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 6, 2020	U.S. Lithium Corp.

By: /s/ Gregory Rotelli
Gregory Rotelli
President & CEO
Other Events.